UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2025

MERUS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-37773	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Uppsalalaan 17
3584 CT Utrecht
The Netherlands
(Address of principal executive offices) (Zip Code)

+31 85 016 2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, €0.09 nominal value per share	MRUS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 9, 2025, Merus N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands (“Merus” or the “Company”), held an extraordinary general meeting of its shareholders (the “EGM”) to vote on the proposals described in the definitive proxy statement of the Company prepared in connection with the Transaction Agreement (as defined below) and filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2025.

As contemplated by the transaction agreement, dated September 29, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among the Company, Genmab A/S, a public limited liability company (Aktieselskab) organized under the laws of Denmark (“Genmab”), and Genmab Holding II B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands (“Purchaser”) and a wholly owned subsidiary of Genmab, Purchaser has made an offer to purchase all of the issued and outstanding common shares, nominal value €0.09 per share, of the Company (the “Common Shares”), in exchange for $97.00 per Common Share in cash (the “Offer Consideration”), without interest and subject to any applicable tax withholding, on the terms and subject to the conditions set forth in the offer to purchase, dated October 21, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”), and in the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

Unless the Offer is earlier terminated, the Offer will expire at 5:00 p.m., New York City time, on December 11, 2025 or, if the Offer is extended pursuant to and in accordance with the terms of the Transaction Agreement, the date and time to which the Offer has been so extended (the “Initial Expiration Time”, or such later expiration date and time to which the Offer has been so extended, the “Expiration Time”). If the conditions to the consummation of the Offer are satisfied or waived (to the extent permitted by the Transaction Agreement and applicable law), on the first business day after the date at which the Offer expires, Purchaser will commence a subsequent offering period (the “Subsequent Offering Period”) for a period of at least ten (10) business days to purchase additional Common Shares. Pursuant to the Subsequent Offering Period, Purchaser will offer to purchase such additional Common Shares validly tendered during such Subsequent Offering Period at the Offer Consideration, without interest and subject to any applicable tax withholding (the “Subsequent Closing”, and the final date on which Common Shares tendered during the Subsequent Offering Period are accepted for payment and paid for, the “Subsequent Closing Date”).

As of the close of business on November 11, 2025, the record date for the EGM, there were 75,847,175 Common Shares issued and outstanding and entitled to vote at the EGM. A total of 53,764,929 Common Shares were present or represented by proxy at the EGM, representing approximately 70.88% of the Company’s issued and outstanding Common Shares entitled to vote, and thus a quorum was present. The following are the voting results for the proposals considered and voted upon at the EGM:

Proposal 1 - Approval of Back-End Transactions (as defined in the Transaction Agreement), which comprises two separate voting items:

Proposal 1a - Subject to certain conditions and provided that a certain Dutch tax ruling is obtained on or prior to the Subsequent Closing Date, approval of a resolution (1) to enter into a statutory merger (juridische fusie) under Dutch law pursuant to which the Company, as disappearing company, will merge with and into Merus Merger B.V. (“New TopCo”), as surviving company (the “Back-End Merger”), and (2) to approve, within the meaning of Section 2:107a of the Dutch Civil Code and to the extent required by applicable law, such Back-End Merger and the subsequent cancellation of all class A shares in the capital of New TopCo with repayment and distribution by New TopCo of an amount per class A share so cancelled equal to the Offer Consideration, without interest and subject to any applicable withholding taxes:

For	Against	Abstain	Broker Non-Votes
53,749,568	39	15,322	—

Proposal 1b - Subject to certain conditions and provided that a certain Dutch tax ruling is not obtained ultimately on the Subsequent Closing Date, approval of a resolution (1) to amend the Company’s articles of association to increase the Company’s authorized share capital in one or more tranches, and (2) promptly following the delisting of the Common Shares from the Nasdaq Global Market (“Nasdaq”), to convert the Company into a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) and to amend the Company’s articles of association:

For	Against	Abstain	Broker Non-Votes
53,548,510	1,397	215,022	—

Proposal 2 – Conditional granting of full and final discharge to each member of the Company’s board of directors for their acts of management or supervision, as applicable, up to and including the date of the EGM to the fullest extent permitted under applicable law:

For	Against	Abstain	Broker Non-Votes
53,532,377	17,025	215,527	—

Proposal 3 - Appointment of Greg Mueller as non-executive director of the Company, which comprises two separate voting items:

Proposal 3a - Opportunity for the shareholders of the Company to make recommendations at the EGM to the Company’s non-executive directors in respect of their nomination to appoint Greg Mueller as a non-executive director of the Company:

For	Against	Abstain	Broker Non-Votes
32,592,486	8,926,664	10,351,134	—

Proposal 3b - Appointment of Greg Mueller as a non-executive director of the Company, who has been designated by Purchaser in accordance with the Transaction Agreement, effective upon the consummation of the Offer:

For	Against	Abstain	Broker Non-Votes
39,173,522	14,315,997	275,410	—

Proposal 4 - Appointment of Anthony Pagano as non-executive director of the Company, which comprises two separate voting items:

Proposal 4a - Opportunity for shareholders of the Company to make recommendations at the EGM to the Company’s non-executive directors in respect of their nomination to appoint Anthony Pagano as a non-executive director of the Company:

For	Against	Abstain	Broker Non-Votes
32,590,287	8,942,977	10,337,020	—

Proposal 4b - Appointment of Anthony Pagano as a non-executive director of the Company, who has been designated by Purchaser in accordance with the Transaction Agreement, effective upon the consummation of the Offer:

For	Against	Abstain	Broker Non-Votes
39,173,053	14,316,636	275,240	—

Proposal 5 - Appointment of Martine van Vugt, Ph.D., as non-executive director of the Company, which comprises two separate voting items:

Proposal 5a - Opportunity for shareholders of the Company to make recommendations at the EGM to the Company’s non-executive directors in respect of their nomination to appoint Martine van Vugt, Ph.D. as a non-executive director of the Company:

For	Against	Abstain	Broker Non-Votes
32,590,312	8,941,776	10,338,196	—

Proposal 5b - Appointment of Martine van Vugt, Ph.D., as a non-executive director of the Company, who has been designated by Purchaser in accordance with the Transaction Agreement, effective upon the consummation of the Offer:

For	Against	Abstain	Broker Non-Votes
39,173,565	14,315,986	275,378	—

Proposal 6 - Approval, by means of a non-binding advisory vote, of compensation that will or may become payable to the Company’s named executive officers in connection with the completion of the Offer:

For	Against	Abstain	Broker Non-Votes
29,838,631	23,527,172	399,126	—

Based on the foregoing votes, the shareholders of the Company appointed each of Greg Mueller, Anthony Pagano and Martine van Vugt, Ph.D. as non-executive directors of the Company, effective upon the consummation of the Offer, and approved Proposals 1a, 2 and 6. Proposal 1b was also approved, but was deemed moot, as the certain Dutch tax ruling referenced in the proposal was obtained prior to the EGM.

Additional Information and Where to Find It

This communication is not an offer to buy or a solicitation of an offer to sell any securities of Merus. The Offer is being made pursuant to a Tender Offer Statement on Schedule TO, including the Offer to Purchase, the Letter of Transmittal and other related materials that were filed by Genmab and Purchaser with the SEC on October 21, 2025. In addition, Merus filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer on October 21, 2025. Investors can obtain a free copy of these materials and other documents filed by Genmab, Purchaser and Merus with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Merus on Merus’s website at https://merus.nl/.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER AND THE PROPOSED TRANSACTIONS THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR COMMON SHARES INTO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER AND THE PROPOSED TRANSACTIONS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERUS N.V.

Dated: December 9, 2025	By:	/s/ Sven A. Lundberg
	Name:	Sven (Bill) Ante Lundberg, M.D.
	Title:	President, Chief Executive Officer